Registration No. 333-235707

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

REGISTRATION STATEMENT ON FORM S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

401 East Jackson Street, Suite 3300

Tampa, Florida 33602
813-448-1234
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David Sobelman

President and Chief Executive Officer
401 East Jackson Street, Suite 3300

Tampa, Florida 33602
813-448-1234

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:

Curt Creely, Esq. John Wolfel, Esq. FOLEY & LARDNER LLP 100 North Tampa Street, Suite 2700 Tampa, FL 33602 Tel: (813) 229-2300 Fax: (813) 221-4210

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ADDITION OF EXHIBIT

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-235707) was filed to include as an exhibit to such Form S-11 the consent of MaloneBailey LLP to the use of its report dated April 8, 2024 with respect to the consolidated financial statements of Generation Income Properties, Inc. and its subsidiaries (the “Company”) included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 in such registration statement and the related prospectus. The report of MaloneBailey LLP was included in the Prospectus Supplement No. 14 dated April 10, 2024 filed pursuant to Rule 424(b)(3). The consent of MaloneBailey LLP is filed as Exhibit 23.1 herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Exhibits

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (incorporated by reference to the Company’s Amendment No. 8 to Registration Statement on Form S-11 filed on July 27, 2021).
2.1^

Agreement of Purchase and Sale, dated August 10, 2023, among Modiv Inc., Generation Income Properties, Inc., Generation Income Properties, L.P., and each entity identified as a “Selling Entity” therein (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on August 14, 2023).

2.2

Tenant in Common Purchase Agreement, dated September 7, 2023 between GIPIL 525 S Perryville Rd, LLC and Sunnyridge MHP, LLC (incorporated by reference to Exhibit 2.1 of the Company's Form 8-K filed on September 13, 2023).

2.3

First Amendment to Agreement of Purchase and Sale, dated December 28, 2023, among Modiv Industrial Inc., Generation Income Properties, Inc., Generation Income Properties, L.P., and each entity identified as a “Selling Entity” on the signature pages thereto (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on December 29, 2023).

3.1	Articles of Amendment and Restatement of Generation Income Properties, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 1-A/A filed on January 28, 2016)
3.1.1	Articles of Amendment to Amended and Restated Articles of Incorporation. (incorporated by reference to Exhibit 2.1 to the Company’s Form 1-U filed on October 9, 2020.)
3.1.2	Articles Supplementary for the Series A Redeemable Preferred Stock of Generation Income Properties, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 14, 2023).
3.2	Bylaws of Generation Income Properties, Inc. (incorporated by reference to Exhibit 2.2 of the Company’s Form 1-A filed on September 16, 2015)
4.1	Form of Stock Certificate (incorporated by reference to Exhibit 3.3 of the Company’s Form 1-A filed on September 16, 2015)
4.2	Amended and Restated Agreement of Limited Partnership of Generation Income Properties, L.P. (incorporated by reference to Exhibit 6.2 of the Company’s Form 1-A POS filed on March 29, 2018)
4.2.1

First Amendment to Amended and Restated Agreement of Limited Partnership of Generation Income Properties, L.P. (incorporated by reference from Exhibit 4.4 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)

4.2.2

Second Amendment to Amended and Restated Agreement of Limited Partnership of Generation Income Properties, L.P. (incorporated by reference to Exhibit 4.5 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)

4.3	Common Stock Purchase Warrant, dated April 17, 2019. (incorporated by reference from Exhibit 4.6 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)
4.4	Common Stock Purchase Warrant dated November 12, 2020 (incorporated by reference to Exhibit 4.7 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021).

4.5	Representative’s Warrant, dated September 8, 2021 (incorporated by reference from Exhibit 4.1 from Form 8-K filed on September 9, 2021)
4.6	Form of Investor Warrant (incorporated by reference to Exhibit 4.2 from the Company’s Form 8-K filed on September 9, 2021)
4.7	Warrant Agent Agreement, dated September 2, 2021 between the Company and VStock Transfer, LLC (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed on September 9, 2021)
4.8	Description of Securities (incorporated by reference to Exhibit 4.8 of the Company’s Form 10-K filed on March 18, 2022)
5.1*	Legal Opinion of Foley & Lardner LLP
8.1	Tax Matters Opinion of Foley & Lardner LLP (incorporated by reference to the Company’s Amendment No. 6 to Registration Statement on Form S-11 filed on June 17, 2021).
10.1+	Generation Income Properties, Inc. 2020 Omnibus Incentive Plan. (incorporated by reference to Exhibit 10.1 to Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)
10.2+	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.14 to the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).
10.3+	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.21 to the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).
10.4+	Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.22 to the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).
10.5+

Form of Director and Officer Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.15 to the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).

10.6

Note, Deed of Trust, Assignment of Leases and Rents, and Related Loan Documents Assignment, Assumption and Modification Agreement dated September 30, 2019 by and among Riverside Crossing, L.C., as original borrower, GIPVA 130 Corporate Blvd, LLC, as new borrower, Newport News Shipbuilding Employees; Credit Union, Inc. DBA BayPort Credit Union, and James B. Mears, as trustee (incorporated by reference to Exhibit 10.7 to the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).

10.7

Commercial Loan Agreement dated September 30, 2019, between GIPVA 2510 Walmer Ave, LLC and Newport News Shipbuilding Employees; Credit Union, Inc. DBA BayPort Credit Union (incorporated by reference to Exhibit 10.8 to the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).

10.8

Guaranty of Nonrecourse Carveout Liabilities and Obligations dated as of September 30, 2019 made by Generation Income Properties, L.P., Generation Income Properties, Inc. and David E. Sobelman in favor of Newport News Shipbuilding Employees’ Credit Union, Inc. DBA Bayport Credit Union (incorporated by reference to Exhibit 10.12 of the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).

10.9

Guaranty of Nonrecourse Carveout Liabilities and Obligations dated as of September 30, 2019 made by Generation Income Properties, L.P., Generation Income Properties, Inc. and David E. Sobelman in favor of Newport News Shipbuilding Employees’ Credit Union, Inc. DBA Bayport Credit Union (incorporated by reference to Exhibit 10.13 of the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).

10.10

Loan Agreement dated as of February 11, 2020 by and among GIPFL 1300 S DALE MABRY, LLC, GIPDC 3707 14TH ST, LLC and GIPAL JV 15091 SW ALABAMA 20, LLC, as borrowers, and DBR Investments Co. Limited (incorporated by reference to Exhibit 10.26 to the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).

10.11

Guaranty of Recourse Obligations dated as of February 11, 2020 made by David Sobelman and Generation Income Properties, L.P. for the benefit of DBR Investments Co. Limited (incorporated by reference to Exhibit 10.27 to the Company’s Amendment No. 1 to Registration Statement on Form S-11 filed on February 14, 2020).

10.12	Commitment for $25 Million Master Credit Facility with American Momentum Bank dated October 26, 2021 (incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed on October 27, 2021)
10.13

Contribution Agreement, dated October 11, 2021, between Generation Income Properties, L.P. and LMB Owenton I LLC (incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed on January 20, 2022)

10.14

Tenants in Common Agreement dated August 2, 2021 between GIPIL 525 S Perryville RD, LLC and Sunny Ridge MHP, LLC (incorporated by reference to Exhibit 10.44 to the Company’s Amendment No. 9 to Registration Statement on Form S-11 filed on August 18, 2021).

10.15

Contribution and Subscription Agreement between the Company and Riverside Crossing, L.C. (incorporated by reference to Exhibit 10.28 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)

10.16

Amendment to Contribution and Subscription Agreement with Riverside Crossing, L.C. (incorporated by reference to Exhibit 10.28.1 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)

10.16.1

Contribution and Subscription Agreement between the Company and Greenwal, L.C. (incorporated by reference to Exhibit 10.29 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)

10.17

Amendment No. 1 to Contribution and Subscription Agreement with Greenwal, L.C. (incorporated by reference to Exhibit 10.29.1 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)

10.17.1

Amendment No. 2 to Contribution and Subscription Agreement with Greenwal, L.C. (incorporated by reference to Exhibit 10.29.2 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)

10.17.2

Tax Protection Agreement between the Company and Riverside Crossing, L.C. dated September 30, 2019 (incorporated by reference to Exhibit 10.37 to the Company’s Amendment No. 6 to Registration Statement on Form S-11 filed on June 17, 2021).

10.18

Tax Protection Agreement between the Company and Greenwal, L.C. dated September 30, 2019. (incorporated by reference to Exhibit 10.38 to the Company’s Amendment No. 6 to Registration Statement on Form S-11 filed on June 17, 2021).

10.19

Contribution and Subscription Agreement, dated October 28, 2020, between Generation Income Properties, L.P. and GIP Fund 1, LLC (incorporated by reference to Exhibit 10.31 to the Company’s Amendment No. 5 to Registration Statement on Form S-11 filed on April 12, 2021)

10.20

Form of Restricted Stock Award Agreement under 2020 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.22 from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022)

10.21+

Purchase and Sale Agreement, dated October 28, 2021, between Generation Income Properties, LP and OREOF19 BR, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.22

First Amendment to Purchase and Sale Agreement, effective as of December 10, 2021, between Generation Income Properties, LP and OREOF19 BR, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.23

Assignment and Assumption of Purchase and Sale Agreement, effective as of December 23, 2021, by and between Generation Income Properties, LP and GIPCO 585 24 1/2 ROAD, LLC (incorporated by reference to

Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).
10.24

Lease Agreement, dated as of February 27, 2006, between OREOF19 BR, LLC, as landlord, and Best Buy Stores, L.P., as tenant, as amended by that certain first amendment to lease, dated May 19, 2021 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.25

Guaranty, dated February 27, 2006, by Best Buy Co., Inc. in favor of OREOF BR, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.26

Purchase and Sale Agreement, dated October 27, 2021, between Generation Income Properties, LP and Elliott Bay Healthcare Realty, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.27

First Amendment to Purchase and Sale Agreement, dated December 10, 2021, between Generation Income Properties, LP and Elliott Bay Healthcare Realty, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.28

Assignment and Assumption of Purchase and Sale Agreement, effective as of December 23, 2021, by and between Generation Income Properties, LP and GIPIL 3134 W 76th Street, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.29

Second Amendment to Purchase and Sale Agreement, effective as of January 3, 2022, between Elliott Bay Healthcare Realty, LLC and GIPIL 3134 W 76th Street, LLC (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.30

Lease Agreement, dated as of January 24, 2006, between Elliott Bay Healthcare Realty, LLC, as landlord, and WSKC Dialysis Services, Inc., as tenant, as amended on August 16, 2016, and on November 13, 2020 (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.31

Assignment and Assumption of Lease, Security Deposit and Guaranty, dated January 7, 2022, by and between Elliott Bay Healthcare Realty, LLC and GIPIL 3134 W 76th Street, LLC (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.32

Promissory Note, dated December 28, 2021, issued by GIPCO 585 24 1/2 ROAD, LLC, as borrower, in favor of American Momentum Bank, as lender (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.33

Loan Agreement, dated December 28, 2021, by and between GIPCO 585 24 1/2 ROAD, LLC and American Momentum Bank (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.34

Absolute Guaranty of Payment and Performance, dated December 28, 2021, by David Sobelman and Generation Income Properties, LP in favor of American Momentum Bank (incorporated by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.35

Promissory Note, dated January 7, 2022, issued by GIPIL 3134 W 76th Street, LLC, as borrower, in favor of American Momentum Bank, as lender (incorporated by reference to Exhibit 10.37 to the Company’s Post-Effective Amendment No. 2 to Form S-11 filed on November 29, 2022).

10.36

Loan Agreement, dated January 7, 2022, by and between GIPIL 3134 W 76th Street, LLC and American Momentum Bank (incorporated by reference to Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.37

Absolute Guaranty of Payment and Performance, dated December 23, 2021, by David Sobelman and Generation Income Properties, LP in favor of American Momentum Bank (incorporated by reference to Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022).

10.38

Loan Agreement, dated April 1, 2022, by and among GIPAZ 199 N Pantano Road, LLC, GIPCO 585 24 0.5 Road, LLC, GIPFL 702 Tillman Place, LLC, GIPFL 10002 N Dale Mabry, LLC, GIPNC 201 Etheridge Road, LLC, and GIPIL 3134 W 76TH Street LLC, as the borrowers, David Sobelman, as guarantor, and Valley National Bank, as lender (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 7, 2022).

10.39

Multi-State Fee and Leasehold Mortgage and Security Agreement, dated April 1, 2022, made by among GIPAZ 199 N Pantano Road, LLC, GIPCO 585 24 0.5 Road, LLC, GIPFL 702 Tillman Place, LLC, GIPFL 10002 N Dale Mabry, LLC, GIPNC 201 Etheridge Road, LLC, and GIPIL 3134 W 76TH Street LLC, as mortgagor(s), and Valley National Bank, as mortgagee (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed April 7, 2022).

10.40

Promissory Note, dated April 1, 2022, issued by GIPAZ 199 N Pantano Road, LLC, GIPCO 585 24 0.5 Road, LLC, GIPFL 702 Tillman Place, LLC, GIPFL 10002 N Dale Mabry, LLC, GIPNC 201 Etheridge Road, LLC, and GIPIL 3134 W 76TH Street LLC, as borrowers, in favor of Valley National Bank, as lender (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed April 7, 2022).

10.41

Loan Agreement, dated April 1, 2022, by and among GIPIL 525 S Perryville Rd, LLC, and Sunny Ridge MHP LLC, as borrowers, David Sobelman, individually and as President of Generation Income Properties, Inc., the General Partner of Generation Income Properties, L.P., as guarantor, and Valley National Bank, as lender (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed April 7, 2022).

10.42

Guaranty of Payment, dated April 1, 2022, by David Sobelman, individually and David Sobelman, as President of Generation Income Properties, Inc., the General Partner of Generation Income Properties, L.P., as guarantor, to Valley National Bank, as lender (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed April 7, 2022).

10.43

Mortgage and Security Agreement, dated April 1, 2022, by GIPIL 525 Perryville Rd LLC, and Sunny Ridge MHP LLC, as mortgagors, and Valley National Bank, as mortgagee (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed April 7, 2022)

10.44

Promissory Note, dated April 1, 2022, issued by GIPIL 525 S Perryville Rd, LLC and Sunny Ridge MHP LLC, as borrowers, in favor of Valley National Bank, as lender (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed April 7, 2022).

10.45	Commitment for $50 Million Master Credit Commitment with American Momentum Bank dated May 9, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed on May 12, 2022).
10.46

Purchase and Sale Agreement, dated January 19, 2022, between Generation Income Properties, LP and NSHE Bassett, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed on May 23, 2022).

10.47

Assignment and Assumption of Purchase and Sale Agreement, effective as of February 23, 2022, by and between Generation Income Properties, LP and GIPAZ 199 North Pantano Road, LLC (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K/A filed on May 23, 2022).

10.48

Sublease, dated as of January 30, 2003, between Continental 34 Fund Limited Partnership, as landlord, and Kohl’s Department Stores, Inc., as tenant, as amended by that certain first amendment to lease, dated June 10, 2003, as amended by that certain second amendment to lease, dated February 6, 2020 (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K/A filed on May 23, 2022).

10.49

Land Lease Agreement, dated as of January 30, 2003, between October 23rd Group LLC., as landlord, and NSHE Bassett, LLC., as tenant (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K/A filed on May 23, 2022).

10.50

Assignment and Assumption of Underlying Lease and Security Deposit, dated March 9, 2022, by and between NSHE Bassett, LLC and GIPAZ 199 North Pantano Road, LLC (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K/A filed on May 23, 2022).

10.51

Assignment and Assumption of Lease, Security Deposit and Guaranty, dated March 9, 2022, by and between NSHE Bassett, LLC and GIPAZ 199 North Pantano Road, LLC. Guaranty, dated January 30, 2003, by Kohl’s Corporation in favor of NSHE Bassett, LLC (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K/A filed on May 23, 2022).

10.52

Promissory Note, dated March 9, 2022, issued by GIPAZ 199 North Pantano Road, LLC, as borrower, in favor of American Momentum Bank, as lender (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K/A filed on May 23, 2022).

10.53

Loan Agreement, dated March 9, 2022, by and between GIPAZ 199 North Pantano Road, LLC and American Momentum Bank (incorporated by reference to Exhibit 10.8 of the Company’s Form 8-K/A filed on May 23, 2022).

10.54

Absolute Guaranty of Payment and Performance, dated March 9, 2022, by David Sobelman and Generation Income Properties, LP in favor of American Momentum Bank (incorporated by reference to Exhibit 10.9 of the Company’s Form 8-K/A filed on May 23, 2022).

10.57

First Amended and Restated Employment Agreement, dated June 23, 2022, between the Company and David Sobelman (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 27, 2022).

10.58+	Revised Commitment Letter, dated September 9, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on September 14, 2022).
10.59

Redemption Agreement dated as of August 9, 2022 among the Company, Generation Income Properties, L.P. and Thomas Robinson (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q filed on August 15, 2022).

10.60

Promissory Note dated October 14, 2022 between Generation Income Properties, L.P. and Brown Family Enterprises LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 18, 2022).

10.61

Security Agreement dated October 14, 2022 between Generation Income Properties, L.P. and Brown Family Enterprises (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on October 18, 2022).

10.60

First Amended and Restated Employment Agreement, dated June 23 2022, between Generation Income Properties, Inc. and David Sobelman (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed on January 4, 2023).

10.61

Second Amended and Restated Limited Liability Company Agreement of GIPVA 130 Corporate Blvd, LLC, dated February 8, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 9, 2023).

10.62

Unit Purchase Agreement, GIPVA 130 Corporate Blvd, LLC and Brown Family Enterprises, dated February 8, 2023 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on February 9, 2023).

10.63

Second Amended and Restated Limited Liability Company Agreement of GIPVA 2510 Walmer Ave, LLC, dated February 8, 2023 (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on February 9, 2023).

10.64

Unit Purchase Agreement, GIPVA 2510 Walmer Ave, LLC and Brown Family Enterprises, dated February 8, 2023 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on February 9, 2023).

10.65

Unit Issuance Agreement and Amendment to Contribution and Subscription Agreement, Generation Income Properties, L.P., and LMB Owenton I LLC, dated February 7, 2023 (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on February 9, 2023).

10.66

Purchase and Sale Agreement between Generation Income Properties, L.P., and Harbor Terrace Limited Partnership, dated February 10, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 15, 2023).

10.67	Amended and Restated Secured Promissory Note dated July 21, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on July 26, 2023).
10.68	Amended and Restated Security Agreement dated July 21, 2023 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on July 26, 2023).
10.69

Third Amendment to Amended and Restated Limited Partnership Agreement of Generation Income Properties, L.P., dated August 10, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on August 14, 2023).

10.70	Registration Rights Agreement, dated August 10, 2023 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on August 14, 2023).
10.71^	Loan Agreement, dated August 10, 2023, between GIP13, LLC and Valley National Bank (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on August 14, 2023).
10.72	Promissory Note, dated August 10, 2023, payable by GIP13, LLC to Valley National Bank (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on August 14, 2023).
10.73^

Amended and Restated Liability Company Agreement of GIP VB SPE, LLC, dated August 10, 2023, between Generation Income Properties, L.P. and LC2-NNN Pref, LLC (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on August 14, 2023).

10.74^

Agreement Providing Representations and Warranties, dated August 10, 2023, between Generation Income Properties, L.P. and LC2-NNN Pref, LLC (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K filed on August 14, 2023).

10.75

Redemption Agreement with Brown Family Enterprises, LLC dated August 8, 2023 for GIPNC 201 Etheridge Road, LLC  (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K filed on August 14, 2023)

10.76	Redemption Agreement with Richard N. Hornstrom dated August 8, 2023 for GIPIL 525 S Perryville Rd, LLC (incorporated by reference to Exhibit 10.8 of the Company’s Form 8-K filed on August 14, 2023).
10.77	Redemption Agreement with Richard N. Hornstrom dated August 8, 2023 for GIPFL 702 Tillman Place, LLC (incorporated by reference to Exhibit 10.9 of the Company’s Form 8-K filed on August 14, 2023).
10.78	Redemption Agreement with Stephen J. Brown dated August 8, 2023 for GIPFL 702 Tillman Place, LLC (incorporated by reference to Exhibit 10.10 of the Company’s Form 8-K filed on August 14, 2023).
10.79+

Separation and Release Agreement, dated October 3, 2023 between Generation Income Properties, Inc. and Allison Davies (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 4, 2023).

10.80*	Purchase and Sale Agreement between GIPAL JV 15091 SW Alabama 20, LLC and 144 Property Group, LLC, dated March 28, 2024.
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Form 10-K filed on April 1, 2024).
23.1**	Consent of MaloneBailey, LLP
23.2*	Consent of Foley & Lardner LLP (included in Exhibits 5.1 and 8.1).*
24.1	Power of Attorney (included on signature page to registration statement) (incorporated by reference to the Company’s Amendment No.1 to Registration Statement on Form S-11 filed on February 14, 2020)

+ Indicates management contract or compensatory plan.

^ Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

* Previously filed as Exhibits to this Form S-11.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 11th day of April, 2024.

Generation Income Properties, Inc.

By:/s/ David Sobelman

David Sobelman

President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ David Sobelman David Sobelman	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	April 11, 2024
/s/ Ron Cook Ron Cook	Vice President of Accounting and Finance (Principal Financial and Accounting Officer)	April 11, 2024
/s/ Gena Cheng Gena Cheng	Director	April 11, 2024
* Benjamin Adams	Director	April 11, 2024
* Patrick Quilty	Director	April 11, 2024
* Betsy Peck	Director	April 11, 2024
* Stuart Eisenberg	Director	April 11, 2024

*The undersigned, by signing his or her name hereto, does execute this Post-Effective Amendment No.4 to the Registration Statement on Form S-11 on behalf of the above-named directors of the registrant pursuant to the Power of Attorney executed by such directors on the signature pages to this registration statement previously filed on February 14, 2020.

By:	/s/ David Sobelman
Name: David Sobelman
Title: Attorney-In-Fact

DOCPROPERTY "CUS_DocIDChunk0" 4860-9501-4490.1